UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-2603800
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

450 Post Road East

Westport, CT 06880

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock, par value $0.0001 per share and one-half of one Redeemable Warrant to purchase one share of Common Stock	NYSE American LLC

Common Stock, par value $0.0001 per share	NYSE American LLC

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus filed by Williams Rowland Acquisition Corp. on July 28, 2021 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended. This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Prospectus that includes such descriptions and that are filed subsequently to the Prospectus are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 15, 2023	Williams Rowland Acquisition Corp.

	By:	/s/ David B. Williams
	Name:	David B. Williams
	Title:	Co-Chief Executive Officer

	By:	/s/ Jonathan D. Rowland
	Name:	Jonathan D. Rowland
	Title:	Co-Chief Executive Officer

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